Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED MARCH 31, 2011

HIGHLIGHTS

•                  Diluted FFO per share was $0.40; diluted FFO as adjusted per share was $0.56; diluted FAD per share was $0.49; and diluted earnings per share was $0.17

•                  Year-over-year three-month adjusted NOI Same Property Performance increased by 6.8%

•                  Acquired our partner’s 65% interest in a senior housing joint venture for $136 million and assumed our partner’s share of $650 million of secured debt

•                  Other acquisitions and capital investments of $121 million

•                  Completed $3.7 billion in public offerings of senior unsecured notes and common stock

•                  Entered into a new $1.5 billion credit facility agreement

•                  On April 1, 2011, received $330.4 million from the early payoff of our Genesis debt investments

•                  On April 7, 2011, completed $6.1 billion acquisition of HCR ManorCare’s real estate assets

•                  On April 15, 2011, we purchased the Cove, a 20-acre parcel of land in South San Francisco for $65 million

LONG BEACH, CA, May 3, 2011 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2011 as follows (in thousands, except per share amounts):

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010		Per Share
	Amount		Per Share		Amount	Per Share	Change
FFO	$149,689		$0.40		$158,678	$0.54	$(0.14)
Impairment recoveries	—		—		(11,900)	(0.04)	0.04
Merger-related items	32,308	(1)	0.16	(2)	—	—	0.16
FFO as adjusted	$181,997		$0.56		$146,778	$0.50	$0.06
FAD	$159,585		$0.49		$129,726	$0.44	$0.05
Net income applicable to common shares	$63,875		$0.17		$74,836	$0.25	$(0.08)

(1)    $32.3 million of merger-related items attributable to the HCR ManorCare Acquisition include the following: (i) $10.3 million of direct transaction costs, net; and (ii) $22.0 million of interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were obtained to prefund the HCR ManorCare Acquisition.

(2)    $0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)    $0.03 per share of direct transactions costs, net that is discussed in footnote 1(i); and

(ii)   $0.13 per share of negative carry related to prefunding activities consisting of: (a) $0.06 per share from our December 2010 46 million share common stock offering and 30 million shares from our March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased our weighted average shares by 47.3 million for the quarter ended March 31, 2011; and (b) $0.07 per share for interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 1(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are helpful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section for additional information regarding FAD.

HCP VENTURES II ACQUISITION

On January 14, 2011, we acquired our partner’s 65% interest in a joint venture that owns 25 senior housing facilities, becoming the sole owner of the portfolio. In connection with the closing of this acquisition, we paid approximately $136 million for the interest and assumed our partner’s share of $650 million of Fannie Mae secured debt with a weighted average fixed-rate of 5.66% and weighted average maturity of 5.3 years. At closing, we valued the joint venture’s assets at approximately $850 million.

OTHER INVESTMENT TRANSACTIONS

During the quarter ended March 31, 2011, we made additional investments of $121 million as follows: (i) acquisition of four life science facilities, representing 200,000 rentable square feet, for approximately $67 million, including assumed debt of $48 million; (ii) acquisition of a medical office building, representing 132,000 rentable square feet for approximately $32 million; and (iii) funding construction and other capital projects of $22 million, primarily in our life science and medical office segments.

On April 15, 2011, we purchased the Cove, the premier 20-acre parcel of land situated at the gateway of South San Francisco and adjacent to our 900,000 square foot Oyster Point campus. The land was acquired for $65 million and represents the largest undeveloped site in the city. Development activities of this site commenced in late April 2011.

GENESIS HEALTHCARE EARLY PAYOFF

On April 1, 2011, we received $330.4 million from the early repayment of our debt investments in Genesis HealthCare (“Genesis”). In conjunction with this prepayment, in the second quarter of 2011, we will recognize additional interest income of $35 million, which represents the related unamortized discount and termination fee. These debt investments were acquired in September and October 2010 for $290 million. We realized an annualized internal rate of return of 40% on these investments.

HCR MANORCARE ACQUISITION

On April 7, 2011, we completed our acquisition of substantially all of the real estate assets of privately-owned HCR ManorCare, Inc., for a purchase price of $6.1 billion. We acquired 334 post-acute, skilled nursing and assisted living facilities located in 30 states, with the highest concentrations in Ohio, Pennsylvania, Florida, Illinois and Michigan. A wholly-owned subsidiary of HCR ManorCare will continue to operate the assets pursuant to a long-term triple-net master lease agreement supported by a guaranty from HCR ManorCare. Additionally, we exercised our option to purchase a 9.9% equity interest in the operations of HCR ManorCare for $95 million.

FINANCINGS

During the quarter ended March 31, 2011, in connection with our prefunding of the HCR ManorCare Acquisition, we completed $3.7 billion in debt and common stock offerings as follows:

•                  On January 24, 2011, we issued $2.4 billion of senior unsecured notes as follows: (i) $400 million of 2.70% notes due 2014; (ii) $500 million of 3.75% notes due 2016; (iii) $1.2 billion of 5.375% notes due 2021; and (iv) $300 million of 6.75% notes due 2041. The notes have a weighted average maturity of 10.3 years and a weighted average yield of 4.83%. The net proceeds from the offering were $2.37 billion.

•                  In March 2011, we completed a $1.273 billion public offering of 34.5 million shares of common stock.

On March 11, 2011, we entered into a new $1.5 billion unsecured revolving credit facility, which replaced the existing facility that was scheduled to mature in August 2011. Our new facility has a four-year term with a one-year committed extension option. Based on HCP’s current credit ratings, the facility bears interest at LIBOR plus 150 basis points and has a facility fee of 30 basis points. We have the right to increase the commitments under the new facility by an aggregate amount of up to $500 million, subject to customary conditions.

DIVIDEND

On April 28, 2011, we announced that our Board of Directors declared a quarterly cash dividend of $0.48 per common share. The dividend will be paid on May 24, 2011 to stockholders of record as of the close of business on May 9, 2011.

OUTLOOK

For the full year 2011, we expect FFO applicable to common shares to range between $2.47 and $2.53 per diluted share; FFO as adjusted applicable to common shares to range between $2.62 and $2.68 per diluted share; FAD applicable to common shares to range between $2.06 and $2.12 per diluted share; and net income applicable to common shares to range between $1.59 and $1.65 per diluted share.

Estimates of FFO and net income to common shares include the impact of the HCR ManorCare Acquisition that closed on April 7, 2011 and the corresponding merger-related items. FFO as adjusted and FAD applicable to common shares exclude the impact of merger-related items, which include: (i) direct transaction costs, net; (ii) negative carrying costs related to prefunding the HCR ManorCare Acquisition; and, partially offset by, (iii) the gain upon the reinvestment of our HCR ManorCare debt investments and other miscellaneous items. See the “Projected Future Operations” section of this report for additional information regarding the above estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, May 3, 2011 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2011. The conference call is accessible by dialing (877) 299-4454 (U.S.) or (617) 597-5447 (International). The participant passcode is 69810204. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through May 17, 2011, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 66077284. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP has been a publicly traded NYSE listed company since 1985 (NYSE: HCP). HCP’s portfolio of properties is distributed among distinct sectors of the healthcare industry, including senior housing, life science, medical office, post-acute/skilled nursing and hospital. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis for the full-year of 2011. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the Company’s ability to realize the benefits of its loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Real estate:
Buildings and improvements	$8,992,142	$8,209,806
Development costs and construction in progress	140,039	144,116
Land	1,666,498	1,573,984
Accumulated depreciation and amortization	(1,325,352)	(1,251,142)
Net real estate	9,473,327	8,676,764

Net investment in direct financing leases	612,152	609,661
Loans receivable, net	2,379,556	2,002,866
Investments in and advances to unconsolidated joint ventures	130,278	195,847
Accounts receivable, net of allowance of $1,750 and $5,150, respectively	30,272	34,504
Cash and cash equivalents	3,988,622	1,036,701
Restricted cash	42,057	36,319
Intangible assets, net	389,716	316,375
Other assets, net	453,672	422,886

Total assets	$17,499,652	$13,331,923

Liabilities and equity
Bank line of credit	$—	$—
Senior unsecured notes	5,706,797	3,318,379
Mortgage debt	1,899,807	1,235,779
Other debt	90,698	92,187
Intangible liabilities, net	142,930	148,072
Accounts payable and accrued liabilities	321,558	313,806
Deferred revenue	70,414	77,653
Total liabilities	8,232,204	5,185,876

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 406,008,918 and 370,924,887 shares issued and outstanding, respectively	406,009	370,925
Additional paid-in capital	9,289,951	8,089,982
Cumulative dividends in excess of earnings	(889,592)	(775,476)
Accumulated other comprehensive loss	(14,008)	(13,237)
Total stockholders’ equity	9,077,533	7,957,367

Joint venture partners	16,180	14,935
Non-managing member unitholders	173,735	173,745
Total noncontrolling interests	189,915	188,680

Total equity	9,267,448	8,146,047

Total liabilities and equity	$17,499,652	$13,331,923

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenues:
Rental and related revenues	$256,163	$224,270
Tenant recoveries	23,444	21,761
Income from direct financing leases	13,395	12,215
Interest income	38,096	35,266
Investment management fee income	607	1,308
Total revenues	331,705	294,820

Costs and expenses:
Depreciation and amortization	91,420	77,934
Interest expense	108,576	75,952
Operating	46,846	46,087
General and administrative	21,952	24,924
Impairment recoveries	—	(11,900)
Total costs and expenses	268,794	212,997

Other income, net	10,312	313

Income before income taxes and equity income from investments in unconsolidated joint ventures	73,223	82,136
Income taxes	(37)	(372)
Equity income from unconsolidated joint ventures	798	1,383
Income from continuing operations	73,984	83,147
Income from discontinued operations, net of income taxes	—	954
Net income	73,984	84,101
Noncontrolling interests’ share in earnings	(3,891)	(3,065)
Net income attributable to HCP, Inc.	70,093	81,036
Preferred stock dividends	(5,283)	(5,283)
Participating securities’ share in earnings	(935)	(917)

Net income applicable to common shares	$63,875	$74,836

Basic earnings per common share:
Continuing operations	$0.17	$0.25
Discontinued operations	—	0.01
Net income applicable to common shares	$0.17	$0.26

Diluted earnings per common share:
Continuing operations	$0.17	$0.25
Discontinued operations	—	—
Net income applicable to common shares	$0.17	$0.25

Weighted average shares used to calculate earnings per common share:
Basic	372,116	293,223

Diluted	373,960	294,087

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$73,984	$84,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	91,420	77,934
Discontinued operations	—	1,037
Amortization of above and below market lease intangibles, net	(906)	(1,904)
Stock-based compensation	5,102	3,506
Amortization of debt premiums, discounts and issuance costs, net	14,948	3,468
Straight-line rents	(17,300)	(13,276)
Interest accretion	(19,969)	(15,077)
Deferred rental revenue	1,106	574
Equity income from unconsolidated joint ventures	(798)	(1,383)
Distributions of earnings from unconsolidated joint ventures	332	1,420
Gain upon consolidation of joint venture	(8,039)	—
Marketable securities gains, net	—	(35)
Derivative losses, net	(2,113)	533
Impairment recoveries	—	(11,900)
Changes in:
Accounts receivable, net	4,416	4,265
Other assets	8,073	(7,463)
Accounts payable and accrued liabilities	(429)	(16,341)
Net cash provided by operating activities	149,827	109,459
Cash flows from investing activities:
Cash used in purchase of HCP Ventures II, net of cash acquired	(136,060)	—
Acquisitions and development of other real estate	(65,453)	(31,041)
Leasing costs and tenant and capital improvements	(9,493)	(4,620)
Contributions to unconsolidated joint ventures	—	(151)
Distributions in excess of earnings from unconsolidated joint ventures	637	804
Proceeds from the sale of securities	—	242
Principal repayments on loans receivable	287	1,009
Investments in loans receivable	(359,683)	—
Increase in restricted cash	(5,738)	(4,953)
Net cash used in investing activities	(575,503)	(38,710)
Cash flows from financing activities:
Net borrowings under bank line of credit facility	—	210,000
Repayment of term loan	—	(200,000)
Repayments of mortgage debt	(21,137)	(8,842)
Issuance of senior unsecured notes	2,400,000	—
Debt issuance costs	(42,852)	—
Net proceeds from the issuance (repurchase) of common stock and exercise of options	1,248,049	(1,546)
Dividends paid on common and preferred stock	(184,209)	(142,592)
Sale (purchase) of noncontrolling interests	(18,587)	8,395
Distributions to noncontrolling interests	(3,667)	(3,819)
Net cash provided by (used in) financing activities	3,377,597	(138,404)
Net increase (decrease) in cash and cash equivalents	2,951,921	(67,655)
Cash and cash equivalents, beginning of period	1,036,701	112,259
Cash and cash equivalents, end of period	$3,988,622	$44,604

HCP, Inc.

Funds From Operations (1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net income applicable to common shares	$63,875	$74,836
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	91,420	77,934
Discontinued operations	—	1,037
Direct financing lease (“DFL”) depreciation	372	—
Gain upon consolidation of joint venture	(8,039)	—
Equity income from unconsolidated joint ventures	(798)	(1,383)
FFO from unconsolidated joint ventures	3,315	6,860
Noncontrolling interests’ and participating securities’ share in earnings	4,826	3,982
Noncontrolling interests’ and participating securities’ share in FFO	(5,282)	(4,588)
FFO applicable to common shares	$149,689	$158,678
Distributions on dilutive convertible units	—	1,607
Diluted FFO applicable to common shares	$149,689	$160,285

Diluted FFO per common share	$0.40	$0.54

Weighted average shares used to calculate diluted FFO per share	373,960	297,565

Impact of adjustments to FFO:
Impairment recoveries	$—	$(11,900)
Merger-related items	32,308 (2)	—
	$32,308	$(11,900)

FFO as adjusted applicable to common shares	$181,997	$146,778
Distributions on dilutive convertible units and other	1,733	2,969
Diluted FFO as adjusted applicable to common shares	$183,730	$149,747
Per common share impact of adjustments on diluted FFO(3)	$0.16	$(0.04)

Diluted FFO as adjusted per common share	$0.56	$0.50

Weighted average shares used to calculate diluted FFO as adjusted per share(3)	330,286	297,565

(1)           The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from real estate dispositions and upon consolidation of joint venture, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items (defined above). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

(2)           $32.3 million of merger-related items attributable to the HCR ManorCare Acquisition include the following: (i) $10.3 million of direct transaction costs, net; and (ii) $22.0 million of additional interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were obtained to prefund the HCR ManorCare Acquisition.

(3)         $0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)             $0.03 per share of direct transactions costs, net that is discussed in footnote 2(i); and

(ii)          $0.13 per share of negative carry related to prefunding activities of: (a) $0.06 per share from our December 2010 46 million share common stock offering and 30 million shares from our March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased our weighted average shares by 47.3 million for the quarter ended March 31, 2011; and  (b) $0.07 per share for additional interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 2(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

HCP, Inc.

Funds Available for Distribution (1)

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2011	2010

FFO as adjusted applicable to common shares	$181,997	$146,778
Amortization of above and below market lease intangibles, net	(906)	(1,904)
Stock-based compensation	5,102	3,506
Amortization of debt premiums, discounts and issuance costs, net (2)	2,958	3,468
Straight-line rents	(17,300)	(13,276)
DFL interest accretion	(2,675)	(2,839)
DFL depreciation	(372)	—
Deferred revenues — tenant improvement related	(876)	(928)
Deferred revenues — additional rents (SAB 104)	1,982	1,503
Leasing costs and tenant and capital improvements	(9,493)	(4,620)
Joint ventures and other FAD adjustments	(832)	(1,962)
FAD applicable to common shares	$159,585	$129,726

Distributions on dilutive convertible units	1,746	—

Diluted FAD applicable to common shares	$161,331	$129,726

Diluted FAD per common share	$0.49	$0.44

Weighted average shares used to calculate diluted FAD per common share	330,286	294,087

(1)

Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock—based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

(2)

Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.7 million related to the amortization of deferred issuance costs of the $2.4 billion senior unsecured notes offering completed in January 2011, which costs are included in merger-related items for the quarter ended March 31, 2011.

HCP, Inc.

Net Operating Income and Same Property Performance (1) (2)

Dollars in thousands

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net income	$73,984	$84,101
Interest income	(38,096)	(35,266)
Investment management fee income	(607)	(1,308)
Depreciation and amortization	91,420	77,934
Interest expense	108,576	75,952
General and administrative	21,952	24,924
Impairment recoveries	—	(11,900)
Other income, net	(10,312)	(313)
Income taxes	37	372
Equity income from unconsolidated joint ventures	(798)	(1,383)
Total discontinued operations, net of income taxes	—	(954)
NOI (1)	$246,156	$212,159
Straight-line rents	(17,300)	(13,276)
DFL interest accretion	(2,675)	(2,839)
Amortization of above and below market lease intangibles, net	(906)	(1,904)
Lease termination fees	(1,589)	(1,984)
NOI adjustments related to discontinued operations	—	10
Adjusted NOI (1)	$223,686	$192,166
Non-SPP adjusted NOI (1) (2)	(17,414)	982
Same property portfolio adjusted NOI (1) (2)	$206,272	$193,148

Adjusted NOI % change — SPP	6.8%

(1)

The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s leased properties (i.e., real estate and DFLs) at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of leased properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”

(2)

Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its SPP as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations (1)

(Unaudited)

	2011
	Low	High

Diluted earnings per common share	$1.59	$1.65
Real estate depreciation and amortization	0.86	0.86
DFL depreciation	0.02	0.02
Gain upon consolidation of joint venture	(0.02)	(0.02)
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$2.47	$2.53
Merger-related items(2)	0.15	0.15
Diluted FFO as adjusted per common share	$2.62	$2.68
Amortization of above and below market lease intangibles, net	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.03	0.03
Straight-line rents	(0.15)	(0.15)
DFL interest accretion(3)	(0.19)	(0.19)
DFL depreciation	(0.02)	(0.02)
Deferred revenues	(0.01)	(0.01)
Leasing costs and tenant and capital improvements	(0.16)	(0.16)
Joint venture FAD adjustments(3)	(0.10)	(0.10)
Diluted FAD per common share	$2.06	$2.12

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, ineffectiveness related to our cash flow hedges, offerings of debt or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Merger-related items of $0.15 per share related to the HCR ManorCare Acquisition include the following:

	(i)	$0.07 per share of direct transaction costs, including professional fees and amortization of costs associated with the bridge loan commitment;
(ii)

$0.14 per share of negative carry related to prefunding the transaction, which includes the impact of: (a) our December 2010 46 million share common stock offering and 30 million shares from our March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares) on the calculation of weighted average shares and (b) the additional interest expense and amortization of fees associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011. Proceeds from these offerings were used to fund the cash consideration of the HCR ManorCare Acquisition; which are partially offset by

	(iii)	($0.06) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare debt and other miscellaneous items.

(3)

The Company’s joint venture interest in the operations of HCR ManorCare (“OpCo”) will be accounted for using the equity method and will result in an ongoing elimination of DFL income, proportional to HCP’s ownership in OpCo, derived from OpCo in HCP’s consolidated financial statements. In addition, the Company’s share of earnings from OpCo (equity income) will increase as a result of the corresponding elimination of related lease expense recognized at the OpCo level. The increase in the Company’s equity income resulting from the elimination of OpCo lease expense represents additional non-cash income that results in a negative joint venture FAD adjustment.